Exhibit 16.1

April 19, 2012

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of Epazz, Inc.’s Form 8-K to be filed with the Commission on or about April 19, 2012, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

/s/ Lake & Associates, CPA’s LLC

Lake & Associates, CPA’s LLC

Schaumburg, Illinois

1905 Wright Boulevard                                                                                                                                        20283 State Road 7, Suite 300

Schaumburg, IL 60193                                                                                                                                               Boca Raton, Florida 33498

Phone: 847.524.0800                                                                                                                                                       Phone: 866.982.9874

Fax: 847.524.1655                                                                                                                                                                 Fax: 561.982.7985